Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	FEBRUARY 18, 2014

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH-QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS

—Fourth quarter 2013 revenue tops business outlook range on better demand

—Fourth quarter 2013 diluted earnings per share skewed by higher non-operating expenses

—Fourth quarter 2013 cash flow from operating activities increases double-digit

—2014 business outlook reflects revenue and diluted earnings per share expansion

TAMPA, FL – February 18, 2014 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the fourth-quarter and full-year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•

Fourth quarter 2013 revenues from continuing operations of $335.3 million increased $31.1 million, or 10.2%, from $304.3 million in the comparable quarter last year, driven largely by the expansion of new and existing client programs across the communications, financial services, technology and transportation verticals, all of which more than offset demand softness in the healthcare vertical; on a constant currency basis, fourth quarter 2013 revenues from continuing operations increased 12.0% comparably

•

Fourth quarter 2013 operating margin from continuing operations was 5.7% versus 5.2% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), fourth quarter 2013 operating margin from continuing operations increased to 7.1% versus 7.0% in the same period last year due to revenue growth noted above, however, the margin increase was moderated by significant costs incurred related to demand-driven client program ramps, capacity investments and unfavorable foreign currency movements

•

Fourth quarter 2013 diluted earnings per share from continuing operations were $0.26 versus $0.31 in the comparable quarter last year and compared to the November 2013 business outlook range of $0.32 to $0.36, with the decrease on a comparable basis and relative to the business outlook range due to the factors noted above as well as a combination of a higher effective tax rate and higher realized and unrealized foreign currency transaction losses

•

On a non-GAAP basis, fourth quarter 2013 diluted earnings per share from continuing operations were $0.33 versus $0.39 in the same period last year (see Exhibit 6 for reconciliation) with the comparable decrease driven largely by the previously-mentioned factors. Fourth quarter 2013 diluted earnings per share from continuing operations were also lower relative to the Company’s November

2013 business outlook range of $0.39 to $0.43, which was largely due to the above mentioned factors; however, adjusting for the interest and other expenses of $0.9 million as well as a non-GAAP effective tax rate of 25% as projected in the Company’s November 2013 business outlook, fourth quarter 2013 diluted earnings per share would have been $0.40

•

Consolidated capacity utilization rate decreased to 73% in the fourth quarter of 2013 from 75% in the comparable period last year, due partly to a shift in timing of capacity rationalization to the first quarter of 2014 coupled with a comparable increase in net seats of 2,900 driven by facility upgrades and transfers and growth in new and existing client programs across both the EMEA and Americas regions that are in the process of ramping up

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 6.3% to $274.6 million, or 81.9% of total revenues, for the fourth quarter of 2013 compared to $258.3 million, or 84.9% of total revenues, in the same prior year period. This comparable growth was driven largely by the expansion of existing and new client programs across the communications, financial services and technology verticals, all of which more than offset demand softness in the healthcare and transportation verticals. On a constant currency basis, fourth quarter 2013 Americas revenues from continuing operations increased 9.1% comparably due to the program expansions noted above.

Sequentially, revenues from continuing operations generated from the Americas region were up 3.3% to $274.6 million from $265.9 million, or 82.5% of total revenues, in the third quarter of 2013. On a constant currency basis, fourth quarter 2013 Americas revenues increased 3.4% over the third quarter, driven principally by the communications, technology and healthcare verticals.

The Americas income from continuing operations for the fourth quarter of 2013 increased 16.9% to $28.3 million, with an operating margin of 10.3% versus 9.4% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 11.8% from 11.6% in the comparable quarter last year, driven by growth in new and existing client programs and some expense leverage, which was moderated by significant costs incurred related to demand-driven client program ramps and capacity investments, coupled with unfavorable foreign currency movements from appreciating functional currencies versus the U.S. dollar (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from continuing operations for the fourth quarter of 2013 increased 4.8% to $28.3 million, with an operating margin of 10.3% versus 10.2% in the third quarter of 2013. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 11.8% from 11.7%. The increase was due largely to the above-mentioned factors (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region increased 32.2% to $60.8 million, representing 18.1% of total revenues for the fourth quarter of 2013, compared to $46.0 million, or 15.1% of total revenues, in the same prior year period. On a constant currency basis, EMEA revenues from continuing operations increased 28.4%, driven largely by the expansion of new and existing client programs across the communications, technology, financial services and transportation verticals.

Sequentially, revenues from continuing operations from the Company’s EMEA region increased 8.0% to $60.8 million, or 18.1% of SYKES’ total revenues, versus $56.3 million, or 17.5% of SYKES’ total revenues, in the third quarter of 2013. On a constant currency basis, EMEA revenues from continuing operations increased 5.7% sequentially, driven largely by the expansion of new and existing client programs across the communications, technology and financial services verticals.

The EMEA region’s income from continuing operations for the fourth quarter of 2013 was $2.7 million, or 4.4% of EMEA revenues, versus $3.6 million, or 7.9% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin from continuing operations decreased to 5.0% from 6.2% in the same period last year due to costs associated with some new client program ramps, in particular, where ramp duration was slightly longer than expected. In addition, fourth quarter 2013 operating margin was also impacted by facilities expansion (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from continuing operations for the fourth quarter of 2013 was $2.7 million, or 4.4% of EMEA revenues, versus $3.4 million, or 6.1% of revenues, in the third quarter of 2013. On a non-GAAP basis, the EMEA operating margin from continuing operations decreased to 5.0% from 6.0% due largely to the above-mentioned factors (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses decreased to $11.7 million, or 3.5% of revenues, in the fourth quarter of 2013, compared to $12.1 million, or 4.0% of revenues, in the comparable quarter last year, which included transaction costs related to the Alpine Access acquisition and the associated management transition. On a non-GAAP basis, corporate G&A expenses increased slightly to $11.7 million from $11.4 million, however, decreased slightly as percentage of revenues to 3.5% from 3.7% of revenues in the fourth quarter of 2012, with the percentage decline driven largely by expense leverage due to higher comparable revenues (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses increased slightly to $11.7 million, or 3.5% of revenues, from $11.6 million, or 3.6% of revenues relative to the third quarter of 2013. On a non-GAAP basis, corporate G&A expenses increased slightly to $11.7 million from $11.6 million, however, decreased slightly as a percentage of revenues to 3.5% in the fourth quarter of 2013 from 3.6% of revenues in the third quarter of 2013 driven largely by expense leverage due to higher sequential revenues (see Exhibit 7 for reconciliation).

Interest & Other Expense and Taxes

Interest and other expense for the fourth quarter of 2013 totaled $1.3 million compared to interest and other expense of $0.8 million for the same period last year. Interest and other expense was higher in the fourth quarter of 2013 compared to the same period last year due principally to an increase in realized and unrealized foreign currency transaction losses. These losses resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.

The Company recorded an effective tax rate of 38.8% for the fourth quarter of 2013 versus 11.0% in the same period last year and versus the estimated 24% provided in the Company’s November 2013 business outlook. The increase in the effective tax rate on a comparable basis and relative to the November 2013 business outlook was driven by a combination of shift in the geographic mix of earnings to higher tax rate jurisdictions and taxation of offshore gains on derivatives related to inter-company loans and foreign exchange.

On a non-GAAP basis, the fourth quarter 2013 effective tax rate was 37.2% compared to 18.0% in the same period last year and above the estimated 25% provided in the Company’s November 2013 business outlook (see Exhibit 11 for reconciliation). The increase in the effective tax rate on a comparable basis and relative to the November 2013 business outlook was primarily due to the above-mentioned factors.

2013 Financial Highlights

•

2013 revenues of $1,263.5 million from continuing operations increased $135.8 million, or 12.0%, from 2012, driven largely by the expansion of new and existing client programs across the communications, financial services, technology and transportation verticals all of which more than offset demand softness in the healthcare vertical. 2013 included a full-year’s revenue contribution from the Alpine Access acquisition, which closed August 2012 and, as such, contributed only partially to revenues in 2012; on a constant currency basis and excluding Alpine Access’ revenue contribution from both comparable periods (2013 and 2012), 2013 revenues from continuing operations increased 5.9% comparably

•	Alpine Access’ constant currency organic revenue grew 19.2% in 2013 compared to 2012 driven largely by growth from existing clients

•

2013 operating margin from continuing operations was unchanged at 4.2% comparably; on a non-GAAP basis, 2013 operating margin from continuing operations was 5.8% versus 6.1% for 2012, with the decrease due to a combination of program ramp costs, investments in facility upgrades and transfers, as well as unfavorable foreign currency movements, all of which more than offset the savings associated with on-going facility rationalization (see Exhibit 8 for reconciliation)

•

2013 diluted earnings per share from continuing operations were $0.87 versus $0.93 in 2012 and below the Company’s November 2013 business outlook earnings per share range of $0.93 to $0.97. The decrease in the Company’s 2013 diluted earnings per share from continuing operations on a comparable basis was due principally to a higher effective tax rate, coupled with program ramp costs, investments in facility upgrades and transfers and unfavorable foreign currency movements; while relative to the business outlook, the decrease was driven by a combination of a higher effective tax rate and higher realized and unrealized foreign currency transaction losses

•

On a non-GAAP basis (see Exhibit 8 for reconciliation), 2013 diluted earnings per share from continuing operations was $1.18 compared to $1.27 in 2012 and compared to a non-GAAP diluted earnings per share range of $1.23 to $1.27 provided in the Company’s November 2013 business outlook. The decrease in the Company’s 2013 non-GAAP diluted earnings per share from continuing operations relative to 2012 was due to aforementioned factors; the decrease in non-GAAP diluted earnings per share relative to the November 2013 business outlook was due to a combination of a higher effective tax rate and higher realized and unrealized foreign currency transaction losses

•	2012 loss per share from discontinued operations, net of taxes, was ($0.27) due principally to the loss on the sale of the Company’s operations in Spain in 2012

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2013 remained strong with cash and cash equivalents of $212.0 million, of which $195.0 million, or 92.0% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. Net cash provided by operating activities increased 14.5% comparably to $35.7 million in the fourth quarter of 2013 from $31.2 million in the same period last year. During the quarter, the Company paid down approximately $7.0 million under its revolving senior credit facility, leaving it with $98.0 million of borrowings outstanding, down from $105.0 million at September 30, 2013. The amount available under the Company’s credit facility was $147.0 million at December 31, 2013.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2014 are as follows:

•

In the midst of on-going macro-economic cross currents and upcoming U.S. mid-term elections, initial indications of demand trends remain encouraging. The Company is anticipating growth from both existing and new client programs across the communications, financial services, technology and travel verticals within the Americas and EMEA regions. Demand for the first quarter of 2014 reflects traditional seasonality on sequential basis, which is followed by fewer work days in the second quarter relative to the first quarter. As in prior years, with the combination of seasonality, fewer work days and the timing of ramps related to program wins, the Company expects consolidated second-half 2014 revenues to be greater than the first-half. Furthermore, based on foreign exchange rates as of February 2014, the Company’s full-year business outlook reflects the anticipation of approximately $10 million in negative impact to revenues due to unfavorable foreign currency movements relative to 2013;

•

Given the anticipated revenue growth coupled with operating efficiencies, the Company expects expansion of operating margins and growth in comparable diluted earnings per share. However, due to a combination and timing of the impact from the resetting of payroll tax withholdings for the new year, statutory wage increases, inclement weather impacting our Canadian roadside assistance business, timing of certain program expirations and ramp up costs skewed toward the first half of 2014, operating margins and diluted earnings per share are expected to be lower in the first-half of the year compared to the second half;

•

The Company’s revenues and earnings per share assumptions for the first quarter and full year 2014 are based on foreign exchange rates as of February 2014. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year;

•

The Company plans to add approximately 1,200 seats on a gross basis in 2014. Approximately 50% of the new seat count is expected to be added in the first half of 2014, with the remainder in the second half. Total seat count on a net basis for the full year, however, is expected to decrease by approximately 1,200 seats as the Company continues to rationalize excess capacity;

•

The Company anticipates net interest expense of approximately $0.7 million for the first quarter and $2.8 million for the full year 2014, all of which is related to the debt associated with the acquisition of Alpine Access. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•

The Company anticipates a slightly lower effective tax rate for full-year 2014 versus 2013 with the effective tax rate differential driven chiefly by a discrete adjustment in 2013 related to The American Taxpayer Relief Act of 2012, which passed on January 2, 2013 and resulted in the Company incurring withholding taxes on its offshore cash movements.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2014:

•	Revenues in the range of $320.0 million to $325.0 million
•	Effective tax rate of approximately 10.0%; **on a non-GAAP basis, an effective tax rate of approximately 19.5%

•	Fully diluted share count of approximately 42.9 million
•	Diluted earnings per share in the range of $0.25 to $0.28
•	**Non-GAAP diluted earnings per share in the range of $0.31 to $0.34
•	Capital expenditures in the range of $10.0 million to $13.0 million

For the twelve months ending December 31, 2014, the Company anticipates the following financial results:

•	Revenues in the range of $1,315.0 million to $1,335.0 million
•	Effective tax rate of approximately 24.8%; **on a non-GAAP basis, an effective tax rate of approximately 26.8%
•	Fully diluted share count of approximately 43.1 million
•	Diluted earnings per share in the range of $1.20 to $1.30
•	**Non-GAAP diluted earnings per share in the range of $1.44 to $1.54
•	Capital expenditures in the range of $45.0 million to $50.0 million

** See exhibits 10 & 11 for first quarter and full-year 2014 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 19, 2014, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31,	December 31,	September 30,
	2013	2012	2013

Revenues	$335,338	$304,272	$322,143
Direct salaries and related costs	(226,418)	(201,194)	(215,001)
General and administrative	(74,612)	(72,803)	(73,910)
Depreciation, net	(11,221)	(10,336)	(10,677)
Amortization of intangibles	(3,692)	(3,835)	(3,699)
Net gain (loss) on disposal of property and equipment	(141)	(308)	(77)
Impairment of long-lived assets	-	(84)	-

Income from continuing operations	19,254	15,712	18,779
Total other income (expense), net	(1,276)	(784)	(58)

Income from continuing operations before income taxes	17,978	14,928	18,721
Income taxes	(6,978)	(1,638)	(4,575)

Income from continuing operations, net of taxes	11,000	13,290	14,146
(Loss) from discontinued operations, net of taxes	-	-	-
(Loss) on sale of discontinued operations, net of taxes	-	-	-

Net income	$11,000	$13,290	$14,146

Net income (loss) per share:
Basic:
Continuing operations	$0.26	$0.31	$0.33
Discontinued operations	-	-	-

Net income (loss) per share	$0.26	$0.31	$0.33

Diluted:
Continuing operations	$0.26	$0.31	$0.33
Discontinued operations	-	-	-

Net income (loss) per share	$0.26	$0.31	$0.33

Weighted average shares outstanding:
Basic	42,759	43,057	42,785
Diluted	42,880	43,081	42,836

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31,	December 31,
	2013	2012

Revenues	$1,263,460	$1,127,698
Direct salaries and related costs	(855,266)	(737,952)
General and administrative	(297,519)	(290,373)
Depreciation, net	(42,084)	(40,369)
Amortization of intangibles	(14,863)	(10,479)
Net gain (loss) on disposal of property and equipment	(201)	(391)
Impairment of long-lived assets	-	(355)

Income from continuing operations	53,527	47,779
Total other income (expense), net	(2,202)	(2,622)

Income from continuing operations before income taxes	51,325	45,157
Income taxes	(14,065)	(5,207)

Income from continuing operations, net of taxes	37,260	39,950
(Loss) from discontinued operations, net of taxes	-	(820)
(Loss) on sale of discontinued operations, net of taxes	-	(10,707)

Net income	$37,260	$28,423

Net income (loss) per share:
Basic:
Continuing operations	$0.87	$0.93
Discontinued operations	-	(0.27)

Net income (loss) per share	$0.87	$0.66

Diluted:
Continuing operations	$0.87	$0.93
Discontinued operations	-	(0.27)

Net income (loss) per share	$0.87	$0.66

Weighted average shares outstanding:
Basic	42,877	43,105
Diluted	42,925	43,148

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31,	December 31,	September 30,
	2013	2012	2013
Revenues:
Americas	$274,558	$258,306	$265,878
EMEA	60,780	45,966	56,265

Total	$335,338	$304,272	$322,143

Operating Income:
Americas	$28,276	$24,192	$26,987
EMEA	2,698	3,627	3,423
Corporate G&A expenses	(11,720)	(12,107)	(11,631)

Income from continuing operations	19,254	15,712	18,779

Total other income (expense), net	(1,276)	(784)	(58)
Income taxes	(6,978)	(1,638)	(4,575)

Income from continuing operations, net of taxes	$11,000	$13,290	$14,146

	Year Ended
	December 31,	December 31,
	2013	2012
Revenues:
Americas	$1,050,813	$947,147
EMEA	212,647	180,551

Total	$1,263,460	$1,127,698

Operating Income:
Americas	$94,006	$93,580
EMEA	6,052	5,488
Corporate G&A expenses	(46,531)	(51,289)

Income from continuing operations	53,527	47,779

Total other income (expense), net	(2,202)	(2,622)
Income taxes	(14,065)	(5,207)

Income from continuing operations, net of taxes	$37,260	$39,950

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31,	December 31,
	2013	2012

Assets:
Current assets	$513,283	$467,342
Property and equipment, net	117,549	101,295
Goodwill & intangibles, net	275,857	296,268
Other noncurrent assets	43,572	43,784

Total assets	$950,261	$908,689

Liabilities & Shareholders’ Equity:
Current liabilities	$173,380	$164,583
Noncurrent liabilities	141,177	137,842
Shareholders’ equity	635,704	606,264

Total liabilities and shareholders’ equity	$950,261	$908,689

Sykes Enterprises, Incorporated
Supplementary Data

	Q4 2013	Q4 2012

Geographic Mix (% of Total Revenues):
Americas (1)	82%	85%
Europe, Middle East & Africa (EMEA)	18%	15%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2013	Q4 2012

Vertical Industry Mix (% of Total Revenues):
Communications	37%	32%
Financial Services	26%	28%
Technology / Consumer	16%	17%
Transportation & Leisure	7%	8%
Healthcare	5%	7%
Other	9%	8%

Total	100%	100%

	Seat Capacity (3)
	Q4 2013	Q4 2012	Q3 2013

Americas (2)	36,100	34,000	35,200
EMEA	6,100	5,300	5,900

Total	42,200	39,300	41,100

Offshore	23,400	22,000	23,200

	Capacity Utilization
	Q4 2013	Q4 2012	Q3 2013

Americas (2)	70%	74%	73%
EMEA	87%	82%	85%

Total	73%	75%	75%

Offshore	70%	77%	73%

(2) Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

(3) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2013, the Company had approximately 4,000 agent FTEs working virtually from home both in the U.S. and Canada.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,	September 30,
	2013	2012	2013

Cash Flow From Operating Activities:
Net income (loss)	$11,000	$13,290	$14,146
Depreciation	11,474	10,743	10,861
Amortization of intangibles	3,692	3,835	3,699
Amortization of deferred grants	(289)	(407)	(286)
Changes in assets and liabilities and other	9,819	3,719	27,755

Net cash provided by (used for) operating activities	$35,696	$31,180	$56,175

Capital expenditures	$13,546	$12,292	$19,586
Cash interest paid	$556	$513	$563
Cash taxes paid	$4,585	$3,149	$3,823

	Year Ended
	December 31,	December 31,
	2013	2012

Cash Flow From Operating Activities:
Net income (loss)	$37,260	$28,423
Depreciation	43,094	41,570
Amortization of intangibles	14,863	10,479
Amortization of deferred grants	(1,148)	(1,201)
Changes in assets and liabilities and other	(7,851)	7,243

Net cash provided by (used for) operating activities	$86,218	$86,514

Capital expenditures	$59,193	$38,647
Cash interest paid	$2,149	$2,239
Cash taxes paid	$16,889	$28,822

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,	September 30,
	2013	2012	2013

GAAP income from continuing operations	$19,254	$15,712	$18,779
Adjustments:
Acquisition-related severance & consulting engagement costs	-	271	(3)
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,179	5,004	4,194
Merger & integration costs	-	697	73
EMEA restructuring	320	(757)	(67)
Other	-	436	-

Non-GAAP income from continuing operations	$23,753	$21,363	$22,976

	Three Months Ended
	December 31,	December 31,	September 30,
	2013	2012	2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.26	$0.31	$0.33
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.08	0.06
Merger & integration costs	-	0.01	-
EMEA restructuring	0.01	(0.02)	-
Other	-	0.01	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.33	$0.39	$0.39

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012	2013	2012

GAAP income from continuing operations	$28,276	$24,192	$2,698	$3,627	($11,720)	($12,107)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	271	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,179	5,004	-	-	-	-
Merger & integration costs	-	-	-	-	-	697
EMEA restructuring	-	-	320	(757)	-	-
Other	-	436	-	-	-	-

Non-GAAP income from continuing operations	$32,455	$29,903	$3,018	$2,870	($11,720)	($11,410)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2013	2013	2013	2013	2013	2013

GAAP income from continuing operations	$28,276	$26,987	$2,698	$3,423	($11,720)	($11,631)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	(3)	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,179	4,194	-	-	-	-
Merger & integration costs	-	-	-	-	-	73
EMEA restructuring	-	-	320	(67)	-	-
Other	-	-	-	-	-	-

Non-GAAP income from continuing operations	$32,455	$31,178	$3,018	$3,356	($11,720)	($11,558)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31,	December 31,
	2013	2012
GAAP income from continuing operations	$53,527	$47,779
Adjustments:
Acquisition-related severance & consulting engagement costs	1,670	968
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	17,012	14,823
Merger & integration costs	444	3,848
EMEA restructuring	264	522
Other	-	1,404

Non-GAAP income from continuing operations	$72,917	$69,344

	Year Ended
	December 31,	December 31,
	2013	2012
GAAP income from continuing operations, net of taxes, per diluted share	$0.87	$0.93
Adjustments:
Acquisition-related severance & consulting engagement costs	0.03	0.01
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.26	0.24
Merger & integration costs	0.01	0.07
EMEA restructuring	0.01	-
Other	-	0.02

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.18	$1.27

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012	2013	2012
GAAP income from continuing operations	$94,006	$93,580	$6,052	$5,488	($46,531)	($51,289)
Adjustments:
Acquisition-related severance & consulting engagement costs	1,511	591	-	-	159	377
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	17,012	14,823	-	-	-	-
Merger & integration costs	-	106	-	-	444	3,742
EMEA restructuring	-	-	264	422	-	100
Other	-	1,404	-	-	-	-

Non-GAAP income from continuing operations	$112,529	$110,504	$6,316	$5,910	($45,928)	($47,070)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
First Quarter
2014

GAAP income from continuing operations, net of taxes, per diluted share	$0.25 - $0.28
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.31 - $0.34

Business Outlook
Full Year
2014

GAAP income from continuing operations, net of taxes, per diluted share	$1.20 - $1.30
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.24
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.44 - $1.54

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31, 2013	December 31, 2012
GAAP tax rate	38.8%	11.0%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.3%
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	-1.0%	5.0%
Merger & integration costs	-	0.8%
EMEA restructuring	-0.6%	0.4%
Other	-	0.5%

Non-GAAP tax rate	37.2%	18.0%

	Three Months Ended	Year Ended
	March 31, 2014	December 31, 2014
GAAP tax rate	10.0%	24.8%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	9.5%	2.0%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP tax rate	19.5%	26.8%